UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2010 (May 28, 2010)

Date of Report (Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Rayovac Drive Madison, Wisconsin	53711
(Address of Principal Executive Offices)	(Zip Code)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, Spectrum Brands, Inc., a Delaware corporation (“Spectrum Brands”), entered into an Agreement and Plan of Merger, dated as of February 9, 2010, by and among Spectrum Brands Holdings, Inc. (“SB Holdings”), Battery Merger Corp., Grill Merger Corp., Spectrum Brands and Russell Hobbs, Inc. (“Russell Hobbs”), as amended from time to time.

As presented below, Spectrum Brands has released unaudited pro forma condensed combined financial statements for the year ended September 30, 2009 and for the six month period ended April 4, 2010.

The following unaudited pro forma condensed combined financial statements for the year ended September 30, 2009 and for the six month period ended April 4, 2010, the date of the latest publicly available financial information for Spectrum Brands, gives effect to the acquisitions of Spectrum Brands and Russell Hobbs by SB Holdings (collectively, the “Mergers,” and together with the transactions related to the Mergers, the “Transactions”). The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the Mergers are accounted for under Accounting Standards Codification Topic 805: Business Combinations (“ASC 805”). Although SB Holdings will issue 51,620,483 shares of its common stock to effect the Mergers, for accounting purposes Spectrum Brands has been treated as the acquirer in the proposed merger transactions. See Note 2, Basis of Presentation, in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for more information on the accounting treatment afforded the Mergers. The transaction between Spectrum Brands and Russell Hobbs will be accounted for using the acquisition method of accounting. Accordingly, the consideration transferred in the proposed transaction with Russell Hobbs, that is, the assets acquired and liabilities assumed, will be measured at their respective fair values with any excess reflected as goodwill. The unaudited pro forma condensed combined financial statements assume that, as part of a number of merger-related transactions to occur simultaneously, Russell Hobbs will become a wholly owned subsidiary of Spectrum Brands and SB Holdings will become the parent of the newly merged entity.

The following unaudited pro forma condensed combined statement of financial position at April 4, 2010 is presented on a basis to reflect the Transactions as if they had occurred on April 4, 2010. The following unaudited pro forma condensed combined statements of operations for the six month period ended April 4, 2010 and for the year ended September 30, 2009 are presented on a basis to reflect the Transactions as if they had occurred on October 1, 2008. Because of different fiscal year ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the six month period ended April 4, 2010 combines Spectrum Brands’ historical consolidated statement of operations for the six month period ended April 4, 2010 with Russell Hobbs’ historical consolidated statement of operations for the six month period ended March 31, 2010. Russell Hobbs’ historical consolidated statement of operations for the three month period ended September 30, 2009 has been excluded from the interim results in order to present comparable results to Spectrum Brands’ six month period ended April 4, 2010. See Note 1, Conforming Interim Periods, in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional information. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2009 combines Spectrum Brands’ historical audited consolidated statement of operations for the fiscal year then ended with Russell Hobbs’ historical audited consolidated statement of operations for the fiscal year ended June 30, 2009. SB Holdings’ fiscal year ends September 30, the same date as Spectrum Brands’ fiscal year end. Pro forma adjustments are made in order to reflect the potential effect of the transaction on the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and the notes thereto were based on, and should be read in conjunction with:

•	Spectrum’s Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009 filed with the Securities and Exchange Commission (“SEC”) on March 29, 2010;

•

Spectrum’s historical audited consolidated financial statements and notes thereto included in its Annual Report on
Form 10-K for the fiscal year ended September 30, 2009, which is incorporated by reference into the proxy statement/prospectus;

•

Spectrum Brands’ historical unaudited condensed consolidated financial statements and notes thereto included in Spectrum Brands’ Quarterly Report on Form 10-Q for the three and six month periods ended April 4, 2010 filed with the SEC on May 18, 2010;

•	Russell Hobbs’ historical audited consolidated financial statements for the fiscal year ended June 30, 2009 and notes thereto, which are included in the proxy statement/prospectus; and
•

Russell Hobbs’ historical unaudited condensed consolidated financial statements for the three and nine month periods ended March 31, 2010, which are included on Form 8-K filed with the SEC by Spectrum Brands on May 18, 2010.

The process of valuing Russell Hobbs’ tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. For purposes of the unaudited pro forma condensed combined financial statements, SB Holdings has made preliminary allocations, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as of April 4, 2010. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the unaudited pro forma condensed combined financial statements reflect the carrying value of those assets and liabilities at April 4, 2010. A final determination of fair values, which cannot be made prior to the completion of the Mergers, will include consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of Russell Hobbs that exist as of the date of completion of the Mergers. SB Holdings currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of closing the Transactions. Material revisions to SB Holdings’ preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The actual amounts recorded following the completion of the Mergers may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including:

•	timing of completion of the Mergers;

•	changes in the price of the Spectrum Brands common stock;

•	changes in the net assets of Russell Hobbs;

•	changes in market conditions and financial results which may impact cash flow projections in the preliminary valuations; and

•	other changes in market conditions which may impact the fair value of Russell Hobbs’ net assets.

Spectrum Brands’ and Russell Hobbs’ historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the Mergers.

The pro forma adjustments are based upon available information and assumptions that the managements of Spectrum Brands and Russell Hobbs believe reasonably reflect the Transactions. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SB Holdings would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of SB Holdings.

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of April 4, 2010

(Amounts in millions, except per share amounts)

	Historical		Reclassification	Note	Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
	Spectrum Brands	Russell Hobbs
Current assets:
Cash and cash equivalents	$55.5	$27.6	$—		$(2.1)	$—		$81.0
Receivables:
Trade accounts receivable, net of allowances	276.2	124.6	—		(0.2)	—		400.6
Other	26.7	—	—		—	—		26.7
Inventories	342.9	142.6	(0.6)	(b)	(1.2)	1.3	(c)	485.0
Deferred income taxes	24.5	0.5	—		—	—		25.0
Assets held for sale	11.7	—	0.7	(b)	—	—		12.5
Prepaid expenses and other	38.0	14.2	—		(1.7)	—		50.5

Total current assets	775.5	309.6	0.1		(5.1)	1.3		1,081.3
Property, plant and equipment, net	186.0	17.4	(0.1)	(b)	(0.2)	(3.5)	(d)	199.5
Deferred charges and other	35.3	23.3	(12.7)	(g)	(7.4)	—		38.5
Goodwill	475.5	162.5	—		—	(45.1)	(e)	592.8
Intangible assets, net	1,418.4	195.9	—		—	207.3	(f)	1,821.6
Debt issuance costs	10.3	—	12.7	(g)	—	36.9	(h)	60.0

Total assets	$2,901.0	$708.6	$—		$(12.7)	$196.9		$3,793.8

Current liabilities:
Current maturities of long-term debt	$106.4	$20.0	$—		$—	$(43.5)	(i)(j)(k)	$82.9
Accounts payable	165.1	63.3	—		(0.3)	—		228.0

Accrued liabilities:
Wages and benefits	61.0	—	—		—	—		61.0
Income taxes payable	24.2	8.1	—		—	—		32.3
Restructuring and related charges	25.7	—	—		—	—		25.7
Accrued interest	17.8	—	0.8	(l)	—	(17.9)	(l)	—
Other	71.2	77.1	(0.8)	(l)	(0.5)	—		147.8

Total current liabilities	471.3	168.5	—		(0.9)	(61.3)		577.6
Long-term debt, net of current maturities	1,520.6	160.7	—		—	61.3	(i)(j)(k)	1,742.7
Employee benefit obligation, net of current portion	55.2	13.7	—		—	—		69.0
Deferred income taxes	230.4	47.9	—		—	71.3	(m)	349.7
Other	48.5	3.5	—		—	(2.1)	(n)	49.9

Total liabilities	2,326.0	394.5	—		(0.9)	69.2		2,788.8
Preferred Stock	—	206.5	—		—	(206.5)	(o)	—
Commitments and contingencies Shareholders’ equity:
Common Stock	0.3	7.3	—		—	(7.1)	(o)(p)	0.5
Additional paid-in capital	731.2	302.7	—		—	259.7	(o)(p)	1,293.5
Accumulated deficit	(150.1)	(92.3)	—		(11.8)	(28.5)	(o)(p)	(282.7)
Accumulated other comprehensive income (loss)	(6.4)	(44.3)	—		—	44.3	(o)	(6.4)

	575.0	173.3	—		(11.8)	268.4		1,004.9
Less treasury stock, at cost	—	(65.8)	—		—	65.8	(o)	—
Total shareholders’ equity	575.0	107.5	—		(11.8)	334.2		1,004.9

Total liabilities and shareholders equity	$2,901.0	$708.6	$—		$(12.7)	$196.9		$3,793.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended September 30, 2009

(Amounts in millions, except per share amounts)

	Historical				Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
	Spectrum Brands			Russell Hobbs
	Predecessor	Successor	12 months ended Sept. 30, 2009	12 months ended June 30, 2009
	The period from Oct. 1, 2008 to Aug. 30, 2009	The period from Aug. 31, 2009 to Sept. 30, 2009
Net sales	$2,010.6	$219.9	$2,230.5	$796.7	$(0.0)	$—		$3,027.2
Cost of goods sold	1,245.6	155.3	1,401.0	577.2	(0.1)	—	(q)	1,978.1
Restructuring and related charges	13.2	0.2	13.4	—	—	—		13.4

Gross profit	751.8	64.4	816.2	219.5	0.0	—		1,035.7
Selling	363.1	39.1	402.2	129.1	(0.9)	—		530.4
General and administrative	145.2	20.6	165.8	43.8	—	12.9	(r)(t)(u)	222.5
Research and development	21.4	3.0	24.4	4.8	—	—		29.2
Restructuring and related charges	30.9	1.6	32.4	11.8	(2.1)	—		42.1
Goodwill and intangibles impairment	34.4	—	34.4	—	—	—		34.4

Total operating expenses	595.0	64.3	659.3	189.5	(3.0)	12.9		858.7

Operating income	156.8	0.1	156.9	30.0	3.0	(12.9)		177.1
Interest expense	172.9	17.0	189.9	50.2	—	(87.1)	(v)	153.0
Other expense (income), net	3.3	(0.8)	2.5	4.6	—	—		7.1

Loss from continuing operations before reorganization items and income taxes	(19.5)	(16.0)	(35.5)	(24.8)	3.0	74.2		16.9
Reorganization items expense (income), net	(1,142.8)	4.0	(1,138.8)	—	—	—		(1,138.8)

(Loss) income from continuing operations before income taxes	1,123.4	(20.0)	1,103.4	(24.8)	3.0	74.2		1,155.7
Income tax expense	22.6	51.2	73.8	14.0	—	—	(w)	87.8

(Loss) income from continuing operations	$1,100.7	$(71.2)	$1,029.6	$(38.9)	$3.0	$74.2		$1,067.9
Basic net (loss) income per common share:
(Loss) income from continuing operations	$21.45	$(2.37)	$34.32	$(0.05)				$20.69
Weighted average of common stock outstanding	51.3	30.0	30.0	731.9		(710.3)	(x)	51.6
Diluted net (loss) income per common share:
(Loss) income from continuing operations	$21.45	$(2.37)	$34.32	$(0.05)				$20.69
Weighted average of common stock and equivalents outstanding	51.3	30.0	30.0	731.9		(710.3)	(x)	51.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

Spectrum Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Month period ended April 4, 2010

(Amounts in millions, except per share amounts)

	Historical		Water Products (a)	Pro Forma Adjustments	Note	Pro Forma Combined
	Spectrum Brands	Russell Hobbs
Net sales	$1,124.5	$406.5	$(0.1)	$—		$1,530.9
Cost of goods sold	726.8	275.6	0.1	—	(q)	1,002.5
Restructuring and related charges	3.6	—	—	—		3.6

Gross profit	394.0	130.9	(0.2)	—		524.8
Selling	215.5	61.7	(0.8)	—		276.4
General and administrative	91.6	21.7	—	(2.5)	(r)(s)(t)(u)	110.7
Research and development	14.3	4.2	—	—		18.5
Restructuring and related charges	8.2	3.9	—	—		12.1

Total operating expenses	329.5	91.4	(0.8)	(2.5)		417.6

Operating income	64.5	39.5	0.6	2.5		107.2
Interest expense	97.9	11.6	—	(31.9)	(v)	77.5
Other expense (income), net	7.0	6.5	—	—		13.4

(Loss) income from continuing operations before reorganization items and income taxes	(40.3)	21.5	0.6	34.5		16.2
Reorganization items expense (income), net	3.6	—	—	—		3.6

(Loss) income from continuing operations before income taxes	(44.0)	21.5	0.6	34.5		12.6
Income tax expense	32.6	7.0	—	—	(w)	39.6

(Loss) income from continuing operations	$(76.5)	$14.4	$0.6	$34.5		$(27.0)

Basic net (loss) income per common share:
(Loss) income from continuing operations	$(2.55)	$0.02				$(0.52)
Weighted average of common stock outstanding	30.0	739.0		(717.4)	(x)	51.6
Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(2.55)	$0.02				$(0.52)
Weighted average of common stock and equivalents outstanding	30.0	739.0		(717.4)	(x)	51.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements

(Amounts in millions, except per share amounts)

(1) Conforming Interim Periods

Spectrum Brands’ fiscal year end is September 30 while Russell Hobbs’ fiscal year end is June 30. The latest interim period for Spectrum Brands is its second quarter results for the six month period ended April 4, 2010 while Russell Hobbs’ latest interim period is its third quarter results for the nine month period ended March 31, 2010. In order for the unaudited interim pro forma results of Russell Hobbs to be comparative to the unaudited interim pro forma results of Spectrum Brands, the interim results of Russell Hobbs reflect the six months ended March 31, 2010. Accordingly, Russell Hobbs’ historical financial information for the statement of operations covering the three month period ended September 30, 2009 has been excluded, as follows:

	Unaudited
	Nine months ended March 31, 2010	Three months ended September 30, 2009	Six months ended March 31, 2010
Net sales	$617.6	$211.1	$406.5
Cost of goods sold	422.7	147.1	275.6

Gross profit	194.9	64.0	130.9
Selling	88.9	27.2	61.7
General and administrative	35.7	14.1	21.7
Research and development	6.5	2.3	4.2
Restructuring and related charges	4.7	0.8	3.9

Total operating expenses	135.8	44.4	91.4

Operating income	59.1	19.6	39.5
Interest expense	24.1	12.6	11.6
Other expense (income), net	5.7	(0.7)	6.5

Income from continuing operations before income taxes	29.2	7.7	21.5
Income tax expense	11.4	4.4	7.0

Income from continuing operations	$17.8	$3.4	$14.4
Basic net income per common share:
Income from continuing operations	$0.02	$0.0	$0.02
Weighted average of common stock outstanding	739.0	739.0	739.0
Diluted net income per common share:
Income from continuing operations	$0.02	$0.0	$0.02
Weighted average of common stock and equivalents outstanding	739.0	739.0	739.0

(2) Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of Spectrum Brands and Russell Hobbs with the Transactions accounted for using the acquisition method of accounting in accordance with ASC 805-10. The acquisition method requires all of the following steps:

(a)	identifying the acquirer;

(b)	determining the acquisition date;

(c)	recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and

(d)	recognizing and measuring goodwill or a gain from a bargain purchase.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

For purposes of the unaudited pro forma condensed combined financial statements, Spectrum Brands is identified as the acquirer and Russell Hobbs has been treated as the acquiree in the Mergers. Spectrum Brands’ fiscal year end is September 30 while Russell Hobbs’ fiscal year end is June 30.

(3) Significant Accounting Policies

The unaudited pro forma condensed combined financial statements of SB Holdings do not assume any differences in accounting policies between Spectrum Brands and Russell Hobbs. Upon consummation of the Mergers, SB Holdings will review the accounting policies of Russell Hobbs to ensure conformity of such accounting policies to those of Spectrum Brands and, as a result of that review, SB Holdings may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on the combined financial statements. At this time, SB Holdings is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

(4) Estimate of Consideration Expected to Be Transferred

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition. After consummation of the Mergers, the stockholders of Spectrum Brands, inclusive of the Harbinger Parties (as defined in the proxy statement/prospectus), are expected to own approximately 59% of SB Holdings and the stockholders of Russell Hobbs are expected to own approximately 41% of SB Holdings. Inasmuch as Russell Hobbs is a private company and its common stock is not publicly traded, the closing market price of the Spectrum common stock as of May 12, 2010, the most recent date practical to allow for the preparation of these unaudited pro forma condensed combined financial statements, was used to estimate the consideration transferred. SB Holdings believes this method provides the most reliable determination of fair value for the purposes of the unaudited pro forma condensed combined financial statements.

The following is a preliminary estimate of consideration expected to be transferred to effect the Mergers as if they had occurred on April 4, 2010:

Spectrum common stock and equity awards outstanding as of April 4, 2010	30.6
Spectrum common stock closing price per share on May 12, 2010	$26.80
Preliminary purchase price — Spectrum Brands allocation — 30.6 shares(1)	$820.9
Preliminary purchase price — Russell Hobbs allocation — 21.0 shares(2)	562.6

Total preliminary purchase price SB Holdings	$1,383.5

Allocated fair value of Spectrum Brands’ purchase of Russell Hobbs	$562.6
Less: book value of net assets acquired	309.3
Less: estimated fair value adjustment of net assets acquired	136.0

Residual goodwill	$117.3

(1)	Number of shares calculated based on one-to-one exchange ratio, as defined in the Merger Agreement.

(2)	Number of shares calculated based upon conversion formula, as defined in the Merger Agreement, using balances as of April 4, 2010.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

The closing price of the Spectrum common stock on May 12, 2010 was $26.80 per share. The average closing price for the fifteen trading days prior to May 12, 2010, was $29.08 per share. Certain effects of an increase or decrease by 10% in the May 12, 2010 closing price per share are illustrated below:

	10% increase per share	10% decrease per share
	Closing price of $29.48 per share	Closing price of $24.12 per share
Total preliminary purchase price SB Holdings	$1,521.8	$1,245.1
Allocated fair value of Russell Hobbs	$618.8	$506.3
Less: book value of net assets acquired	309.3	309.3
Less: estimated fair value adjustment of net assets acquired	135.9	135.9

Residual goodwill	$173.6	$61.1

(5) Preliminary Allocation of Consideration Transferred to Net Assets Acquired

For the purposes of the unaudited pro forma condensed combined financial statements, SB Holdings made a preliminary allocation of the estimated consideration expected to be transferred (see Note 4, Estimate of Consideration Expected to be Transferred, in the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements) to the net assets acquired, as if the Mergers had closed on April 4, 2010, as follows:

Current assets	$305.8
Property, plant and equipment	13.5
Goodwill	117.3
Intangible assets	403.2
Other assets	15.9

Total assets acquired	855.8
Current liabilities	147.6
Long-term debt	11.3
Other long-term liabilities	134.4

Total liabilities assumed	293.3

Total preliminary purchase price allocation	$562.6

(6) Pro Forma Reclassifications and Adjustments for the Transactions

(a)	Represents the exclusion of the Water Products Segment of Russell Hobbs as the assets, liabilities, equity and operations of this segment are not included in the Transactions.

(b)	Adjustment necessary to conform Russell Hobbs’ financial statement presentation of the assets held for sale, related to the water filtration business which has been designated by Russell Hobbs as a discontinued operation, to Spectrum Brands’ financial statement presentation.

(c)	To record Russell Hobbs’ inventory to estimated fair value. Based on preliminary valuations SB Holdings estimates that as of April 4, 2010, the fair value of Russell Hobbs’ inventory exceeds book value by approximately $1.3.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

(d)	Adjustment reflects the revaluation of Russell Hobbs’ property, plant and equipment to fair value.

(e)	Adjustment reflects the elimination of Russell Hobbs’ historical goodwill in accordance with acquisition accounting, and the establishment of $117.3 of estimated goodwill resulting from the transaction.

(f)	Adjustment to record Russell Hobbs’ intangible assets at estimated fair value. Based on a preliminary valuation SB Holdings currently estimates that the intangible assets of Russell Hobbs will be increased by approximately $207.3.

As part of the business combination, certain Russell Hobbs’ intangible assets were identified and the value quantified at fair value. Specifically, the identifiable intangible assets consisted of customer relationships, the Russell Hobbs portfolio of trade names, other trademark license agreements, proprietary technology, and employment non-compete agreements. The $403.2 assigned to the fair value of the intangible assets was based on a preliminary valuation. The identifiable assets were valued using historical metrics (e.g., prior license agreements) to the extent possible. In addition, other similar transactions were also considered. Furthermore, the projected cash flows associated with each asset were considered over the life of the intangible assets when applicable, and discounted back to present value. The license agreements, customer relationships, proprietary technology and non-compete agreement intangibles are amortized, using the straight-line method, over their estimated useful lives of approximately 5 to 20 years. The trade names are considered as indefinite-lived intangible assets and are not amortized. Customer relationships and other trademark license agreements were valued utilizing the multi-period excess earnings method. The relief-from-royalty method was used to value the proprietary technology and the Russell Hobbs’ portfolio of trade names. The employment non-compete agreements were estimated by utilizing the with and without method of the income approach.

The preliminary estimates of useful lives of the intangible assets subject to amortization that were acquired were as follows: 20 years for customer relationships, 12 years for license agreements, approximately 10 years for technology assets and 5 years for non-compete agreements. The preliminary estimates of annual amortization of the intangible assets acquired was as follows: approximately $2.9 for customer relationships, $12.5 for license agreements, $0.3 for technology assets and $0.3 for non-compete agreements. The consolidated estimated annual intangible asset amortization of SB Holdings is approximately $56.0, which includes approximately $40.0 for Spectrum Brands.

(g)	Adjustment reflects the reclassification of Russell Hobbs’ deferred financing fees totaling $12.7 from other assets to debt issuance costs.

(h)	The net adjustment reflects the write-off of unamortized deferred financing fees associated with the termination of Spectrum Brands’ $242.0 U.S. Dollar asset based revolving loan facility (the “ABL Revolving Credit Facility”) of $7.4 and Russell Hobbs’ $125.0 asset based senior secured revolving credit facility (the “North American Credit Facility”) of $2.7. Deferred financing fees expected to be incurred in connection with the Senior Facilities to be obtained at the time of the Mergers are estimated at $60.0. SB Holdings estimates the annual amortization related to such deferred financing fees will approximate $10.0.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

(i)	Adjustment reflects the cancellation of Spectrum Brands’ debt outstanding as of April 4, 2010, which includes the following:

ABL Revolving Credit Facility, expiring March 2012	$72.1
Senior Term Credit Facility, expiring June 2012 — Current portion	13.4
Senior Term Credit Facility, expiring June 2012 — Long-term portion	1,296.2
Supplemental Loan, expiring March 2012	45.0
Fair value adjustment resulting from historical fresh-start reporting valuation	(62.1)

Total	$1,364.6

Remaining Spectrum Brands debt consists of 12% Senior Subordinated Notes, expiring August 28, 2019 of $231.2 and capitalized lease obligations and other debt of $31.2.

(j)	Adjustment reflects cancellation of Russell Hobbs’ debt outstanding as of March 31, 2010, which includes the following:

North American Credit Facility, expiring December 2012	$12.9
Harbinger Term Loan, expiring December 2012 — Current portion	20.0
Harbinger Term Loan, expiring December 2012 — Long-term portion	136.5

Total	$169.4

Remaining Russell Hobbs debt consists of $11.3 outstanding under a £40.0 (approximately $57.4 as of May 21, 2010) credit facility with Burdale Financial Limited.

In connection with the Transactions, $156.5 outstanding at March 31, 2010 under the $110.0 Harbinger Term Loan is being converted to common stock of SB Holdings. See Agreement and Plan of Merger in the proxy statement/prospectus for more information on the Harbinger Term Loan conversion.

(k)	Adjustment reflects debt outstanding related to the new bank facilities which will be obtained at the time of the Transactions consisting of the following:

Senior secured asset-based revolving facility of $300 million, expiring June 2014	$52.0
Senior secured term facility, expiring June 2017	1,000.0
Senior secured notes, expiring June 2018	500.0

Total outstanding of new bank facilities	$1,552.0

(l)	Adjustment reflects the reclassification and elimination of accrued interest as a result of the cancellation of debt associated with the following:

Spectrum Brands’ ABL Revolving Credit Facility, expiring March 2012	$0.8
Spectrum Brands’ Senior Term Credit Facility, expiring June 2012	14.9
Supplemental Loan, expiring March 2012	0.8
Spectrum Brands’ Interest Rate swaps	1.3
Russell Hobbs’ North American Credit Facility, expiring December 2012	0.1

Total Accrued interest	$17.9

(m)	Deferred tax adjustments, net, of $71.3, reflect the tax effect of the pro forma adjustment related to certain acquired assets, assuming a 35% effective tax rate.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

(n)	The adjustment of $2.1 relates to favorable leasehold agreements associated with Russell Hobbs in order to reflect the fair value of the liability as of April 4, 2010.

(o)	Adjustment reflects the elimination of the historical equity of Russell Hobbs.

(p)	Adjustment reflects the issuance of 51.6 shares of newly issued $0.01 par value shares of SB Holdings common stock at $26.80 per share, the closing price of the Spectrum common stock as of May 12, 2010, the most recent date practical to allow for the preparation of these unaudited pro forma condensed combined financial statements. Pursuant to the Merger Agreement, the adjustment to additional paid-in capital records the $562.6 fair value of the Russell Hobbs’ 21.0 shares of SB Holdings common stock at the fair value price of $26.80. Accumulated deficit adjustment reflects a decrease of $47.0 associated with professional and transaction related fees and $73.8 representing the net effect of all fair value and pro forma adjustments associated with the Transactions.

(q)	SB Holdings estimates cost of sales will increase by approximately $1.3 during the first inventory turn subsequent to the acquisition date due to the write-up of inventory. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring. See note (c) above for further explanation on the write-up of inventory.

(r)	Adjustment reflects increased equity awards amortization of $3.5 and $0 for the fiscal year ended September 30, 2009 and the six month period ended April 4, 2010, respectively, to reflect previously issued equity awards at fair value and recognition of future service period requirements. For purposes of this pro forma adjustment fair value is assumed to be the closing price of the Spectrum common stock at May 12, 2010 of $26.80 per share, as SB Holdings believes this provides the most reliable determination of fair value. See Note 4, Estimate of Consideration Expected to Be Transferred, in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(s)	Adjustment reflects the elimination of professional expenses of $7.5 related to the Transactions.

(t)	Adjustment reflects decreased depreciation expense associated with the fair value adjustment of Russell Hobbs’ property, plant and equipment of $1.0 and $0.2 for the fiscal year ended September 30, 2009 and the six month period ended April 4, 2010, respectively.

(u)	Adjustment reflects increased amortization expense associated with the fair value adjustment of Russell Hobbs’ intangible assets of $10.3 and $5.2 for the fiscal year ended September 30, 2009 and the six month period ended April 4, 2010, respectively.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

(v)	The Transactions resulted in substantial changes to SB Holdings’ debt structure. The interest expense adjustments resulted in a net decrease of $87.1 and $31.9 for the fiscal year ended September 30, 2009 and the six month period ended April 4, 2010, respectively. The adjustment consists of the following:

	Assumed interest rate	Fiscal year ended September 30, 2009	Six months ended April 4, 2010
$300 million Senior secured asset-based revolving facility	4.0%	$5.0	$2.6
$1,000 million Senior secured term facility	6.0%	60.8	31.0
$500 million Senior secured notes	8.5%	43.1	22.0
12% Senior Subordinated Notes	12.0%	29.1	15.6
Foreign debt and capitalized leases	—	5.3	1.6
Amortization of debt issuance costs	—	9.6	4.8

Total pro forma interest expense	—	$152.9	$77.6
Less: elimination of interest expense on old debt structure	—	240.1	109.5

Pro forma adjustment	—	$(87.1)	$(31.9)

An assumed increase or decrease of  1/8% in the interest rate of the Senior secured asset-based revolving facility, the Senior secured term facility and the Senior secured notes would impact total pro forma interest expense presented above by $1.9 and $1.0 for the fiscal year ended September 30, 2009 and the six month period ended April 4, 2010, respectively.

(w)	As a result of Spectrum Brands’ and Russell Hobbs’ existing income tax loss carry-forwards in the United States, for which full valuation allowances have been provided, no deferred income taxes have been established, and no income tax has been provided related to the pro forma adjustments related to the Transactions.

(x)	The 51.6 shares of SB Holdings common stock issued as a result of the Mergers includes the issuance of approximately 30.6 shares to former stockholders of Spectrum Brands, 5.2 shares related to the Harbinger Term Loan conversion and 15.8 shares to former Russell Hobbs stockholders. Based on the terms and conditions of the restricted stock agreements of Spectrum Brands and Russell Hobbs, it has been assumed that all restricted stock is fully vested and included in both the basic and diluted shares as of the year ended September 30, 2009 and the six month period ended April 4, 2010.

Spectrum Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed

Combined Financial Statements — (Continued)

(Amounts in millions, except per share amounts)

Net income per common share for the year ended September 30, 2009 and the six month period ended April 4, 2010 is calculated based upon the following number of shares:

	Year Ended September 30, 2009	Six Months Ended April 4, 2010
Basic	51.6	51.6
Effect of restricted stock	—	—

Diluted	51.6	51.6

(7) Transaction Costs

SB Holdings estimates that professional expenses related to the Transactions will approximate $25.0. These costs include fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete this transaction. In accordance with ASC 805-10, these fees are expensed as incurred. Spectrum’s financial results for the six month period ended April 4, 2010 include $5.5 of expenses related to the merger transaction. Russell Hobbs’ financial results for the six month period ended March 31, 2010 include $2.0 of expenses related to the Transactions. These costs have been excluded from the pro forma adjustments as these amounts are considered non-recurring.

The Merger Agreement also provides for certain termination rights that may result in a termination fee. The unaudited pro forma condensed combined financial statements have been prepared under the assumption that the Mergers will be completed and do not reflect any potential termination fees.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Spectrum Brands and Russell Hobbs have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company’s management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Spectrum Brands, Russell Hobbs and/or SB Holdings. Forward-looking statements specifically include, without limitation, the information in this document regarding: projections; efficiencies/cost avoidance; cost savings; income and margins; earnings per share; growth; economies of scale; combined operations; the economy; future economic performance; conditions to, and the timetable for, completing the transaction; future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; business portfolios; taxes; and merger and integration-related expenses.

Forward-looking statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. Spectrum Brands, Russell Hobbs and SB Holdings claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Actual results may differ materially as a result of (i) Spectrum Brands’ and Russell Hobbs’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (ii) Spectrum Brands’ and Russell Hobbs’ ability to identify, develop and retain key employees, (iii) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (iv) changes in consumer demand for the various types of products Spectrum Brands and Russell Hobbs offer, (v) unfavorable developments in the global credit markets, (vi) the impact of overall economic conditions on consumer spending, (vii) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (viii) changes in the general economic conditions in countries and regions where Spectrum Brands and Russell Hobbs do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (ix) Spectrum Brands’ and Russell Hobbs’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, and (x) unfavorable weather conditions and various other risks and uncertainties, including those discussed in the proxy statement/prospectus and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands and Russell Hobbs also caution the reader that their estimates of trends, market share, retail consumption of their products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and Russell Hobbs and their respective management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in “Risk Factors” in the proxy statement/prospectus, and in the other documents which are incorporated by reference in this document, could affect the future results of Spectrum Brands and Russell Hobbs, and of SB Holdings after the consummation of the mergers, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to adopt the merger agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that SB Holdings following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or the mergers; and

•	disruption from the mergers making it more difficult to maintain certain strategic relationships.

Spectrum Brands, Russell Hobbs and SB Holdings also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document. None of Spectrum Brands, Russell Hobbs or SB Holdings undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the SEC, which are available at the SEC’s website at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed merger transaction, Spectrum Brands Holdings, Inc. has filed with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of Spectrum Brands Holdings, Inc. On or around May 12, 2010, Spectrum Brands began mailing the definitive joint proxy statement/prospectus to its shareholders of record as of the close of business on May 5, 2010. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and joint proxy statement/prospectus and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and joint proxy statement/prospectus and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2010	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
Name: Anthony L. Genito Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer